As filed with the Securities and Exchange Commission on March 2, 2005

Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Open Solutions Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	22-3173050
(State or Other Jurisdiction of Incorporation	(I.R.S. Employer
or Organization)	Identification No.)

300 Winding Brook Drive Glastonbury, Connecticut	06033
(Address of Principal Executive Offices)	(Zip Code)

2000 Stock Incentive Plan
(Full Title of the Plan)

Louis Hernandez, Jr.
Chairman of the Board and Chief Executive Officer
300 Winding Brook Drive
Glastonbury, Connecticut 06033
(Name and Address of Agent For Service)
(860) 652-3155
(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum		Proposed Maximum
Title of Securities	Amount to be	Offering Price Per		Aggregate Offering		Amount of
to be Registered	Registered(1)	Share		Price		Registration Fee
Common Stock, $0.01 par value per share	968,790 shares	$20.585	(2)	$19,942,542.15	(2)	$2,347.24

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(h) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are calculated on the basis of the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq National Market on February 28, 2005, in accordance with Rule 457(c) of the Securities Act of 1933, as amended.

Item 5. Interests of Named Experts and Counsel
SIGNATURES
INDEX TO EXHIBITS
EX-5 Opinion of Wilmer Cutler Pickering Hale & Dorr LLP
EX-23.2 Consent of PricewaterhouseCoopers LLP

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8, relating to Open Solutions Inc.’s (the “Registrant’s”) 2000 Stock Incentive Plan, incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-112571, filed with the Securities and Exchange Commission on February 6, 2004 by the Registrant, relating to the Registrant’s 1994 Stock Option Plan, 2000 Stock Incentive Plan and 2003 Stock Incentive Plan, except for the information required by Item 5, which is contained below.

Item 5. Interests of Named Experts and Counsel.

Wilmer Cutler Pickering Hale and Dorr LLP has opined as to the legality of the securities being offered by this registration statement.

1

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Glastonbury, state of Connecticut, on this 2nd day of March, 2005.

OPEN SOLUTIONS INC.
By:	/s/ Louis Hernandez, Jr.
Louis Hernandez, Jr.
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

     We, the undersigned officers and directors of Open Solutions Inc., hereby severally constitute and appoint Louis Hernandez, Jr. and Carl D. Blandino, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Open Solutions Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Louis Hernandez Jr. Louis Hernandez Jr.	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	March 2, 2005
/s/ Carl D. Blandino Carl D. Blandino	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	March 2, 2005
/s/ Douglas K. Anderson Douglas K. Anderson	Director	March 2, 2005
/s/ Howard L. Carver Howard L. Carver	Director	March 2, 2005
/s/ Dennis F. Lynch Dennis F. Lynch	Director	March 2, 2005
/s/ Samuel F. McKay Samuel F. McKay	Director	March 2, 2005
/s/ Carlos P. Naudon Carlos P. Naudon	Director	March 2, 2005
/s/ Richard P. Yanak Richard P. Yanak	Director	March 2, 2005

INDEX TO EXHIBITS

Number	Description
4.1 (1)	Restated Certificate of Incorporation of the Registrant

4.2 (1)	Amended and Restated By-Laws of the Registrant

5	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5)

23.2	Consent of PricewaterhouseCoopers LLP

24	Power of attorney (included on the signature page of this Registration Statement)

(1)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-108293), and incorporated herein by reference.